Exhibit 24.4

                    Consent of Independent Public Accountants


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form SB-2) and related Prospectus of BCAM International, Inc. for the registration of 4,624,000 shares of its common stock and to the inclusion therein of our report dated September 26, 1997 with respect to the financial statements of Drew Shoe Corporation, as of December 31, 1996 and for the year ended December 31, 1996.


                                                    /s/ J. H. Cohn LLP


Roseland, New Jersey
August 11, 1998